UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2016

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

_______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	Annual Meeting of Stockholders of Griffin Industrial Realty, Inc.: May 10, 2016

(b)

Proposal 1: Election of Directors. The following persons were elected as Directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified, representing all of the directors:

1) Mr. David R. Bechtel was elected a Director with 3,765,796 votes for and 1,243,310 votes withheld.

2)  Mr. Edgar M. Cullman, Jr. was elected a Director with 3,594,858 votes for and 1,414,248 votes withheld.

3)  Mr. Frederick M. Danziger was elected a Director with 3,722,978 votes for and 1,286,128 votes withheld.

4) Mr. Michael S. Gamzon was elected a Director with 3,725,896 votes for and 1,283,210 votes withheld.

5) Mr. Thomas C. Israel was elected a Director with 3,637,376 votes for and 1,371,730 votes withheld.
6) Mr. Jonathan P. May was elected a Director with 3,765,766 votes for and 1,243,340 votes withheld.

7) Mr. Albert H. Small, Jr. was elected a Director with 3,765,796 votes for and 1,243,310 votes withheld. There were 78,235 broker non-votes for each nominee.

Proposal 2: The selection of RSM US LLP as Griffin’s independent registered public accountants for fiscal 2016 was ratified with 5,066,795 votes for, 19,242 votes against and 1,304 abstentions.

Proposal 3: The approval, on an advisory (non-binding) basis, of a resolution approving the compensation of Griffin’s named executive officers was approved with 4,966,353 votes for, 15,981 votes against, 26,772 abstentions, and 78,235 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: May 12, 2016